UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2013
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
 Oxford, Massachusetts 01540
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation

The Compensation Committee (the “Committee”) of the Board of Directors of IPG Photonics Corporation (the “Company”) has taken the actions described below relating to the compensation of the “named executive officers,” as such term is defined in Item 402(a)(3) of Regulation S-K, of the Company as of December 31, 2012 and certain other executive officers of the Company.

On February 27, 2013, the Committee approved incentive payouts for 2012, merit increases in base salaries and determined performance measures and target incentive payouts for 2013 for the named executive officers and other executive officers.

The Committee reviewed the financial performance of the Company in 2012 against the Company’s Senior Executive Short-Term Incentive Plan (the “STIP”) for fiscal year 2012. Based upon the financial performance of the Company in 2012 and individual performances of the executives, the Committee approved the payments below in accordance with the 2012 STIP.  The financial performance in 2012 exceeded both of the minimum financial threshholds in the 2012 STIP, but were below the targets set by the Compensation Committee.

Name and Title	2012 STIP Payout
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$369,850
Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President	$177,993
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Senior Vice President-Europe	€148,265
Angelo P. Lopresti, General Counsel, Secretary and Senior Vice President	$169,883
Alexander Ovtchinnikov, Ph.D., Senior Vice President-Components	$158,286

In accordance with the employment agreements with such executive officers, the Committee annually reviews each executive's performance and base salary in light of comparable data from peer companies, the Company’s performance and growth. As a result, the Committee determined to increase the salaries as set forth below.  The table sets forth the base salaries for 2013 for each named executive officer:

Name and Title	Old Base Salary	New Base Salary
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	$472,000	$542,800
Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President	$340,725	$391,834
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH and Senior Vice President-Europe	€283,350	€325,844
Angelo P. Lopresti, General Counsel, Secretary and Senior Vice President	$325,200	$373,980
Alexander Ovtchinnikov, Ph.D., Senior Vice President-Components	$303,000	$363,600

On February 27, 2013, the Committee approved annual targets and incentive payouts for the named executive officers and other executive officers for fiscal year 2013 under the STIP. The Committee identified two financial performance measures, net sales and earnings before interest and taxes (excluding equity-based compensation expenses and expenses for certain litigation matters), each as determined under the STIP, and assigned a 50% weighting factor to each performance measure.  The Committee chose to focus on revenue growth and pretax profits so that our executive officers would be incentivized to deliver the types of growth that benefit our stockholders, namely increasing sales and profits.

Upon the achievement of the objectives for each financial performance measure determined by the Committee, the Chief Executive Officer could receive a cash incentive payment ranging from 18.75% to 112.50% of his base salary, and other participants in the STIP could receive a cash incentive payment ranging from 12.50% to 75.00% of their respective base salaries, based upon achievement of the minimum to maximum objectives for both measures.  If the financial performance exceeds one or more of the maximum objectives, the incentive payments to the executive would increase as determined by linear interpolation subject to limits on payouts discussed below.  Consistent with our pay-for-performance philosophy, no cash incentive payments would be made if the minimum objectives established by the Committee in 2013 are not met.

The Chief Executive Officer and the other named executive officers are also eligible under the 2013 STIP to receive awards of up to an additional 25.00% and 16.67% of their respective base salaries, respectively, based upon their individual performances. The individual goals and objectives for the Chief Executive Officer include operational and strategic targets.   It is a condition to the payment of the individual performance awards that the minimum objectives for both financial measures be achieved in 2013.

The target award including both financial and individual performance measures is 100.00% of base salary for the Chief Executive Officer and 67.00% of the respective base salaries for the other executive officers.  The financial objectives are the same for all executive officers.  The maximum possible payouts under the STIP for both financial and individual performance measures are 225.00% of base salary for the named executive officers.

The Committee may make adjustments to our overall corporate performance goals and the ways that our actual performance results are calculated that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation or changes in accounting or taxation standards. These adjustments also may exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions or divestitures.

On February 27, 2013, the Committee granted to the named executive officers non-qualified stock options and restricted stock units under the 2006 Incentive Compensation Plan, as amended. The stock options have an exercise price equal to $60.11 per share and expire on February 28, 2023.  The stock options and RSUs vest in one installment on March 1, 2017. The table below sets forth the stock options and restricted stock units granted for each named executive officer:

Name	Stock Options	Restricted Stock Units
Valentin P. Gapontsev, Ph.D., Chief Executive Officer and Chairman of the Board	0	0
Timothy P.V. Mammen, Chief Financial Officer and Senior Vice President	15,000	2,500
Eugene Scherbakov, Ph.D., Managing Director of IPG Laser GmbH, and Senior Vice President – Europe	14,000	2,200
Angelo P. Lopresti, General Counsel, Secretary and Senior Vice President	13,000	2,000
Alexander Ovtchinnikov, Ph.D., Senior Vice President-Components	12,000	1,800

Historically, the Chief Executive Officer has not received annual grants of stock options or restricted stock because, as the Company’s founder and the holder of a large number of common stock of the Company, he has the perspective of an owner with a significant financial stake in the Company.

Director Compensation

The Board of Directors approved amendments to the IPG Photonics Non-Employee Director Compensation Plan on February 27, 2013. The amendments include (a) a change in the vesting schedule for initial grants of equity to newly elected directors, (b) a change in the mix of equity incentives granted to new elected directors from 25,000 options to purchase common stock to 18,750 stock options and restricted stock units for 3,125 shares, and (c) a change in the amount of equity incentives granted to directors annually from 6,667 options to purchase common stock and 1,000 restricted stock units to 6,500 stock options and 1,100 restricted stock units.

Also on the same day, the Board of Directors approved an amendment to the 2006 Incentive Compensation Plan, as amended (the “Plan”), to adopt limits on grants to non-employee directors under the Plan. The maximum aggregate number of shares of common stock underlying all awards measured in shares of common stock (whether payable in common stock, cash or a combination of both) that may be granted to any single participant who is a non-employee director in any calendar year is 75,000 shares.

The foregoing descriptions of the amendments to the IPG Photonics Non-Employee Director Compensation Plan and the Plan do not purport to be complete and are qualified in their entirety by reference to the IPG Photonics Non-Employee Director Compensation Plan, as amended, and the amendment to the Plan, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1           IPG Photonics Non-Employee Director Compensation Plan, as amended.

10.2           Amendment to Section 16.2 of the 2006 Incentive Compensation Plan, as amended.

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
March 4, 2013	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel & Secretary

Item 9.01	Financial Statements and Exhibits

10.1           IPG Photonics Non-Employee Director Compensation Plan, as amended.

10.2           Amendment to Section 16.2 of the 2006 Incentive Compensation Plan, as amended.

Exhibit 10.1

IPG PHOTONICS NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

A. Non-Employee Directors of IPG Photonics Corporation (the “Company”) will receive an annual cash retainer of $40,000, but will not receive separate fees for attending meetings of the Board of Directors or stockholders. Non-Employee Directors are expected to attend in person all Board meetings, except for telephonic meetings formally called.

B. The Chairman and Members of the Audit, Compensation, Nominating and Corporate Governance and Other Committees will also receive cash annual retainers as set forth below, but will not receive separate fees for attending meetings of Committees. Non-Employee Director Committee Members are expected to attend in person all Committee meetings, except for telephonic meetings formally called.

	Chairman	Member
Audit	$22,500	$10,000
Compensation	$20,000	$7,500
Nominating & Corporate Governance	$12,500	$5,000
Other Committees	$5,000	$2,500

C. Upon initial election to the Board, each new Non-Employee Director will be granted (i) options to purchase 18,750 shares of the Company’s common stock at an exercise price equal to the fair market value of the shares of the Company’s common stock on the date of the grant, and (ii) restricted stock units representing 3,125 notional shares of the Company’s common stock.  The options will have a term of ten (10) years from the date of grant. The options and the restricted stock will vest 25% on  each of the first, second, third and fourth anniversaries of the date of grant, provided that the Non-Employee Director continues to serve at the time of vesting.

D. Each Non-Employee Director continuing in office after an annual meeting of stockholders will be granted immediately following such meeting: (i) options to purchase 6,500 shares of the Company’s common stock at an exercise price equal to the closing price on the date of the annual stockholders meeting the fair market value of the shares of the Company’s common stock on the date of the grant, and (ii) restricted stock units representing 1,100 notional shares of the Company’s common stock.  The options will have a term of ten (10) years from the date of grant. The options and restricted stock units will vest 100% on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, provided that the Non-Employee Director continues to serve at the time of vesting.

E. Any unvested options or restricted stock units of a Non-Employee Director who retires, in accordance with the Non-Employee Directors Stock Plan, as amended from time to time, after eight years of service on the Board will vest on the last day of such Director’s service.   This will apply only to options granted on or after June 21, 2006, and restricted stock units granted on or after February 23, 2011.

F. In addition to the other compensation provided for herein, the presiding independent director will also receive (i) cash compensation equal to 50% of the annual cash retainer set forth in Section A above and (ii) equity compensation equal to 50% of the equity compensation set forth in Section D above and otherwise having the same conditions in such Section D (except that for the grant of equity compensation under this Section F in 2010, the date of grant shall be August 5, 2010).

Adopted June 21, 2006, as amended February 27, 2013

Exhibit 10.2

Amendment to Section 6.1 of the
IPG Photonics Corporation
2006 Incentive Compensation Plan, as amended (the “Plan”)

The Plan is amended by substituting the following sentence for the first sentence of Section 6.1 of the Plan:

“The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in Common Stock, cash or a combination of both) that may be granted to (i) any single Participant (other than Nonemployee Directors) in any calendar year shall be 1,666,667 shares or (ii) any single Participant who is a Nonemployee Director in any calendar year shall be 75,000 shares, subject in each case to adjustment as provided in Section 5.2 above.”